Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

     Each of the undersigned, Alan J. Lacy, Chairman of the Board of Directors, President and Chief Executive Officer of Sears, Roebuck and Co. (the “Company”) and Glenn R. Richter, Senior Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003 (the “Report”).

     Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 4, 2003

/s/ Alan J. Lacy

Alan J. Lacy
Chairman of the Board of Directors,
President and Chief Executive Officer

/s/ Glenn R. Richter

Glenn R. Richter
Senior Vice President
and Chief Financial Officer